Consent of Independent Registered Public Accounting Firm

Fidelity Bancorp, Inc.

Pittsburgh, Pennsylvania

We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement of our report dated December 18, 2007, relating to the 2007 consolidated financial statements of Fidelity Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Pittsburgh, Pennsylvania

January 9, 2009